Exhibit 10.4.3
AMENDMENT NUMBER THREE
to the
Mortgage Loan Participation Purchase and Sale Agreement
Dated as of February 28, 2013
between
JEFFERIES FUNDING LLC (f/k/a JEFFERIES MORTGAGE FUNDING, LLC)
and
LOANDEPOT.COM, LLC

This AMENDMENT NUMBER THREE (this “Amendment”) is made as of this 31st day of December, 2019, by and between Jefferies Funding LLC (f/k/a Jefferies Mortgage Funding, LLC) (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of February 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.
    WHEREAS, the Seller and the Purchaser entered into an Amendment to the Agreement on June 24, 2019 that, due to a scrivener’s error, was mistakenly titled “Amendment Number Three to the Mortgage Loan Participation Purchase and Sale Agreement dated as of February 28, 2013” (the “June 2019 Amendment”);
    WHEREAS, the Seller and the Purchaser agree that the June 2019 Amendment should have been, and shall hereafter be deemed to be, titled “Amendment Number Two to the Mortgage Loan Participation Purchase and Sale Agreement dated as of February 28, 2013” (“Amendment Number Two”);
WHEREAS, Seller and Purchaser agree to enter into a new amendment to the Agreement to revise certain provisions therein, all as more specifically set forth herein; and
WHEREAS, as of the date of this Amendment, Seller represents to Purchaser that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Amendments. Effective as of December 31, 2019 (the “Effective Date”), the Agreement is hereby amended as follows:
(a)Section 1 of the Agreement is hereby amended by deleting the respective definitions for “Mortgage Loan” and “Participation Certificate” in their entirety and replacing them with the following revised definitions (with the new language underlined for ease of review):

“Mortgage Loan”: A GNMA Mortgage Loan, a FNMA Mortgage Loan, a FHLMC Mortgage Loan or any mortgage loan which is subject to a Pre-Formation Participation Certificate which is in Strict Compliance with an applicable Agency Guide.
(b)Section 1 of the Agreement is hereby amended by deleting the respective definitions for “Agency Eligible Mortgage Loan”, “Approved Mortgage Loan” and “Jumbo Mortgage Loan” in their respective entirety.

(c)Section 5(a)(i) of the Agreement is hereby deleted in its entirety and replaced with with the following revised Section (with the new language underlined for ease of review):
“(a)    (i) In connection with the purchase of a Participation Certificate, (A) with respect to those Mortgage Loans Seller has identified to be pooled in a Security, Seller shall instruct Custodian to deliver to the Applicable Agency, the applicable documents listed in Exhibit 17A, 17-B or 17-C of the Custodial Agreement in respect of the Related Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement. Seller shall thereafter promptly deliver to the Applicable Agency any and all additional documents requested by the Applicable Agency to enable the Applicable Agency to deliver a Security in exchange for the related Participation Certificate to the Takeout Investor and (B) with respect to those Mortgage Loans Seller intends to sell to a Takeout Investor, Seller shall instruct Custodian to deliver to the applicable Takeout Investor the applicable documents listed in Exhibit 12 of the Custodial Agreement in respect of the Related Mortgage Loans.  If Seller fails to instruct Custodian, then Purchaser may instruct Custodian.  Seller shall not revoke such instructions to Custodian.  Further, in the event Seller has committed to deliver a Security to the Takeout Investor, Seller shall not revoke any instructions it may give to the Applicable Agency to make delivery to the Takeout Investor or its designee of a Security backed by such Mortgage Loans.“

(d)The second sentence of Section 5(c) of the Agreement is hereby deleted in its entirety and replaced with the following revised Section (with the new language underlined for ease of review):

“If the aggregate principal balance of any Mortgage Loans that are accepted by Purchaser pursuant to clause (ii) of the immediately preceding sentence is less than the aggregate principal balance of any Defective Mortgage Loan that is being replaced by such Mortgage Loan, Seller shall remit with such Mortgage Loan to Purchaser an amount equal to the difference between the aggregate principal balance of the new Mortgage Loan accepted by Purchaser and the aggregate principal balance of the Defective Mortgage Loan being replaced thereby plus interest at the Transaction Rate on the principal amount thereof from the date of Purchaser’s purchase of such Participation Certificate to the date of substitution.”

(e)Sections 9(b)(viii), 9(b)(ix) and 9(b)(xxxi) of the Agreement are hereby deleted in their respective entirety and replaced with the following revised Sections (with the new language underlined for ease of review):

“(viii) Such Mortgage Loan is in Strict Compliance with the requirements and specifications (including, without limitation, all representations and warranties required in respect thereof) set forth in the applicable Agency Guide;

(ix)     Such Mortgage Loan (x) is eligible, in all respects, to be pooled in a FHMLC Security, FNMA Security or GNMA Security, as the case may be, and is scheduled to be securitized within forty-five (45) days of the related Purchase Date hereunder, or (y) satisfies the requirements of the Agency Guides, is eligible, in all respects, to be pooled in a FHMLC Security, FNMA Security or GNMA Security, as the case may be, and is scheduled to be sold to the relevant Takeout Investor within ten (10) Business Days of the related Purchase Date hereunder;

(xxxi)    To the best of Seller’s knowledge, no improvement located on or being part of the related Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, had been made or obtained from the appropriate authorities and such Mortgaged Property was lawfully occupied under applicable law. To the best of Seller’s knowledge, the Mortgaged Property is not being used for business purposes, as defined in the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder.”

Section 2.Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Purchaser incurred in connection with this Amendment, in accordance with Section 21(a) of the Agreement.
Section 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.
Section 4.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
Section 5.Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or Default or Event of Default has occurred and is continuing under the Program Documents.
Section 6.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.
Section 7.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES FUNDING LLC (f/k/a Jefferies Mortgage Funding, LLC), as Purchaser By: ________________________________ Name: Title:	LOANDEPOT.COM, LLC, as Seller By: ________________________________ Name: Title:

Amendment Number Three to Mortgage Loan Participation Purchase and Sale Agreement